Exhibit 10.2

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 1, dated as of September 29, 2023 (this “Amendment”), to the SECURITIES PURCHASE AGREEMENT (the “Securities Purchase Agreement”), dated as of July 10, 2023, is by and among Fisker Inc., a Delaware corporation with offices located at 1888 Rosecrans Avenue, Manhattan Beach, California 90266 (the “Company”), and the investors signatory thereto (including, the undersigned investor (the “Investor”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein and defined in the Securities Purchase Agreement shall be used herein as therein defined.

RECITALS

A. The Company and the Investor entered into the Securities Purchase Agreement pursuant to which the Investor agreed to purchase certain Notes of the Company, upon the terms and subject to the conditions set forth therein.

B. The Company and the Investor desire to amend the Securities Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. AMENDMENTS. Effective as of the time the Company and the Investor shall have executed and delivered this Amendment (the “Amendment Time”), the Securities Purchase Agreement is hereby amended as follows:

(a) RECITAL B of the Securities Purchase Agreement is hereby amended by replacing “680,000,000” with “1,133,333,334”.

(b) RECITAL D of the Securities Purchase Agreement is hereby amended by replacing “226,666,667” with “566,666,667”.

(c) RECITAL E of the Securities Purchase Agreement is hereby amended by replacing “113,333,333” with “226,666,667”.

(d) The first sentence of Section 1(b)(ii)(2) of the Securities Purchase Agreement is hereby amended by replacing “at any time on or after the first anniversary of the Initial Closing Date” with “at any time after (A) with respect to the initial $170,000,000 of Additional Optional Notes Amount, September 27, 2023, (B) with respect to the next $226,666,667 of Additional Optional Notes Amount, December 29, 2023 or (C) with respect to the remaining $170,000,000 of Additional Optional Notes Amount, March 29, 2024”.

(e) The last sentence of Section 1(b)(ii)(2) of the Securities Purchase Agreement is hereby amended by replacing “eighteen month anniversary of the Initial Closing Date” with “March 29, 2026”.

(f) Section 1 is hereby amended to add the following as Section 1(e):

(e) Requested Additional Notes; Acceleration Temporary Ceiling. If a Buyer consummates an Additional Closing to purchase at least $170 million in aggregate principal amount of Additional Notes during the period commencing on the date hereof and ending on October 2, 2023, with respect to any Notes (including, without limitation, the Initial Notes and any Additional Notes) outstanding during such period, if such holder of a Note requests an Acceleration (as defined in such Note) prior to January 11, 2024 at a time when the Acceleration Conversion Price (as defined in the Notes) is greater than the Installment Conversion Price (as defined in the Notes) for the July 11, 2023 Installment Date (as defined in the Notes) of the Initial Notes (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) (the “Acceleration Temporary Ceiling”), in accordance with Section 7(f) of such Note, the Company hereby agrees that the Conversion Price (as defined in such Note) of such portion of such Note that would otherwise have been converted in such Acceleration shall be automatically reduced to the Acceleration Temporary Ceiling and, in lieu of such Acceleration, such conversion shall be settled as a voluntary optional conversion in accordance with Section 3 of such Note.

(g) Section 3(c) is hereby amended by replacing “Stockholder Meeting Deadline” with “Additional Stockholder Approval Deadline” and “275 million shares of Common Stock” with “782 million shares of Common Stock”.

(h) Section 4(n) is hereby amended by replacing “275 million shares of Common Stock” with “782 million shares of Common Stock”.

(i) Section 4(q) is hereby amended to replace “the first anniversary of the Initial Closing Date” with “September 29, 2024”.

(j) Section 4 is hereby amended to add the following as Section 4(cc):

Additional Stockholder Approval. Either (x) if the Company shall have obtained the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Additional Stockholder Approval (as defined below), inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the SEC an information statement with respect thereto, which shall be effective no later than January 31, 2024 (the “Additional Stockholder Approval Deadline”) or (y) provide each stockholder entitled to vote at a special meeting of stockholders of the Company (the “Additional Stockholder Meeting”), which shall be promptly called and held not later than the Additional Stockholder Approval Deadline, a proxy statement in a form reasonably acceptable to the Investor and Kelley Drye & Warren LLP, at the expense of the Company, with the Company obligated to reimburse the expenses of Kelley Drye & Warren LLP incurred in connection therewith in an amount not exceed $[  ]. The proxy statement shall solicit each of the Company’s stockholder’s affirmative vote at the Additional Stockholder Meeting for approval of resolutions (“Additional Stockholder Resolutions”) providing for (x) the approval of the issuance of such portion of the Securities issued or issuable solely with respect to an Additional Closing in compliance with the rules and regulations of the Principal Market (without regard to any limitations on conversion set forth in the applicable Notes) and (y) the increase of the authorized shares of the Company from 1,250,000,000 to 2,000,000,000 (such affirmative approval (either by an effective Written Consent or affirmative vote at an Additional Stockholder Meeting, being referred to herein as the “Additional Stockholder Approval”, and the date such Additional Stockholder Approval is obtained, the “Additional Stockholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Additional Stockholder Approval by the Additional Stockholder Approval Deadline. If, despite the Company’s reasonable best efforts the Additional Stockholder Approval is not obtained on or prior to the Additional Stockholder Approval Deadline, the Company shall cause an additional Additional Stockholder Meeting to be held on or prior to March 31, 2024. If, despite the Company’s reasonable best efforts the Additional Stockholder Approval is not obtained after such subsequent stockholder meetings, the Company shall cause an additional Additional Stockholder Meeting to be held semi-annually thereafter until such Additional Stockholder Approval is obtained.

(k) Section 7(b)(xxi) shall be amended by replacing “Stockholder Approval” with “Additional Stockholder Approval”.

(l) Column (4) of the Schedule of Buyers attached to the Securities Purchase Agreement is hereby amended by replacing “226,666,667” with “566,666,667”.

(m) Column (5) of the Schedule of Buyers attached to the Securities Purchase Agreement is hereby amended by replacing “113,333,334” with “226,666,667”.

2. MISCELLANEOUS

(a) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:30 a.m., New York time, on the first Trading Day after the date of this Amendment, file a Current Report on Form 8-K, describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act, and attaching this Amendment (including all attachments, the “8-K Filing”). From and after the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Investor by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Amendments and the Transaction Documents (including, without limitation, attaching the form of this Amendment and the Waiver Documents). In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate.

(b) Acknowledgement; Reaffirmation of Obligations; Consent. The Company hereby confirms and agrees that following the Amendment Time, except as set forth in Section 1 above, the Securities Purchase Agreement and each of the other Transaction Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects.

(c) Fees. The Company shall reimburse Kelley Drye & Warren LLP, on demand, a non-accountable amount of $[ ] (the “Legal Fee Amount”) for all costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby), which the Company directs the Investor to pay by holding back such Legal Fee Amount from the Purchase Price of the Requested Notes.

(d) General. The provisions of Section 9 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

FISKER INC.

By:
Name:
Title:

IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Amendment to the Securities Purchase Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title: